SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March  3,  1997

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-12957              22-237286
     (State or other jurisdiction   (Commission          (IRS Employer
        of incorporation)         File Number)          Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (908) 980-4500




          (Former name or former address, if changed since last report)

Item 5.  Other Events

         The sole holder of 20,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") of Enzon, Inc. (the "Company") has exchanged such shares for 20,000 shares of newly issued Series D Convertible Preferred Stock (the "Series D Preferred Stock"). The Series D Preferred Stock contains the same provisions as the Series C Preferred Stock, except that the restriction on the maximum number of shares that can be held by the converting institution was eliminated. The 20,000 shares of Series C Preferred Stock were issued as part of a $3,000,000 private placement in March 1996.

         In addition, all of the Series D Preferred Stock issued was converted into 1,015,228 shares of Common Stock. The holder of the Series D Preferred Stock has agreed not to sell the Common Stock issuable upon the conversion of the Series D Preferred Stock without the Company's written consent for a period of one year. This eliminates all of the Company's convertible preferred stock with the exception of 109,000 shares of Series A Cumulative Convertible Preferred Stock, which have a fixed conversion price of $11.00 per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 1997


                                                                     ENZON, INC.
                                                                    (Registrant)

                                                      By: /S/KENNETH J. ZUERBLIS
                                                             Kenneth J. Zuerblis
                                                         Vice President, Finance
                                                             and Chief Financial
                                                                         Officer


                                      - 3 -